Offer To Purchase For Cash
at Least 734,079
Ordinary Shares
of RiT Technologies Ltd.
at the price of
$0.86 per share
by
STINS COMAN Incorporated

The Offer and Withdrawal Rights Will Expire at 5:00 p.m., New York City Time, on June 2, 2008, Unless the Offer is Extended.
To Our Clients:

Enclosed for your consideration are an Offer to Purchase, dated May 2, 2008, and a related Letter of Transmittal in connection with the offer by STINS COMAN Incorporated (the “Bidder”), to purchase 734,079 ordinary shares, par value NIS 0.1 per share, of RiT Technologies Ltd. (“RiT”), or such greater number of shares that will represent 5% of the total voting rights of RiT outstanding as of the expiration of the offer, at a price of $0.86 per share, net to the seller in cash, less any required withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”).

We are (or our nominee is) the holder of record of ordinary shares of RiT (“Shares”) held by us for your account. A tender of your Shares or an objection to the completion of the Offer can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us either (i) tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer or (ii) notify the Bidder of your objection to the completion of the Offer.

Your attention is directed to the following:

1. The offer price is $0.86 per share, net to you in cash, less any required withholding taxes and without interest.

2. The Offer is being made for 734,079 ordinary shares, or such greater number of shares that will represent 5% of the total voting rights of RiT outstanding as of the expiration of the offer.

3. Shareholders may tender their Shares or deliver notices of objection until 5:00 p.m., New York City time, on Monday, June 2, 2008, (the “Initial Offering Period”), unless the Offer is extended.

4. The Offer is conditioned on, among other things:

•
In accordance with Israeli law, there being validly tendered and not withdrawn prior to the expiration of the Initial Offer Period and the Additional Offer Period (defined below) at least a number of ordinary shares that represents 5% of the then outstanding voting rights of RiT.

•	In accordance with Israeli law, the aggregate number of shares tendered in the offer exceeds the number of shares represented by notices of objection to the consummation of the offer.

The Offer is not conditioned on the availability of financing or on the approval of the board of directors of RiT. Please see Section 12 of the Offer to Purchase, which sets forth in full the conditions to the Offer.

5. Promptly following the end of the Initial Offer Period, the Bidder will announce to the shareholders whether or not the conditions to the Offer have been met. If the conditions have been met, the shareholders who have not responded to the Offer, who have notified the Bidder of their objection to the completion of the Offer or who have tendered their shares but have withdrawn their tender, will be entitled to tender their shares during an additional four calendar-day period after the end of the Initial Offer Period (the “Additional Offer Period”).

6. If a number of shares are validly tendered and not properly withdrawn prior to the expiration of the Additional Offer Period, such that the Bidder would purchase shares that would represent more than 5% of the total voting rights of RiT outstanding as of the expiration of the offer, the Bidder will, upon the terms and subject to the conditions of the offer, accept for payment such number of shares on a pro rata basis from all tendering shareholders such that the Bidder would purchase shares that represent 5% of the total voting rights of RiT outstanding as of the expiration of the offer. Promptly following the expiration of the Additional Offer Period (the “Final Expiration Date”), the Bidder will announce the results of proration. If the Bidder is unable to promptly determine the proration results, the Bidder will announce the preliminary results of proration. Shares accepted for payment pursuant to the Offer will be paid promptly following the calculation of the final proration factor.
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In accordance with applicable regulations of the SEC, the Bidder may purchase pursuant to the Offer an additional number of ordinary shares of RiT, not to exceed 2% of the outstanding ordinary shares of RiT, without amending or extending the Offer.

7. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, share transfer taxes, with respect to the purchase of shares by the Bidder pursuant to the Offer.

If you wish to have us tender any or all of your Shares held by us for your account, please so instruct us by completing, executing and returning to us tender the instruction form contained in this letter. Alternatively, if you wish to notify the Bidder of your objection to the Offer, please so instruct us by completing, executing and returning to us the notice of objection form sent to you along with this letter.

An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all of your Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

The offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all RiT shareholders. The Bidder is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Bidder becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of shares pursuant to the Offer, the Bidder will make a good faith effort to comply with that state statute. If, after its good faith effort, the Bidder cannot comply with that state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Bidder will endeavor to make arrangements to have the Offer made on its behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

IMPORTANT: IF YOU SUBMIT A TENDER INSTRUCTION LETTER, BY WHICH YOU TENDER YOUR SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR TENDER INSTRUCTION LETTER. SIMILARLY, IF YOU SUBMIT TO US A NOTICE OF OBJECTION WITH RESPECT TO YOUR SHARES AND THEREAFTER YOU DELIVER TO US A TENDER INSTRUCTION LETTER BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION.  IF YOU SUBMIT A TENDER INSTRUCTION LETTER AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

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TENDER INSTRUCTION LETTER
with Respect to Offer To Purchase For Cash
An Amount Equal to At Least 734,079
Ordinary Shares
of RiT Technologies Ltd.
at
$0.86 Per Share
by
STINS COMAN Incorporated

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 2, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer by STINS COMAN Incorporated (the “Bidder”), to purchase 734,079 ordinary shares, par value NIS 0.1 per share, of RiT Technologies Ltd. (“RiT”), or such greater number of shares that will represent 5% of the total voting rights of RiT outstanding as of the expiration of the offer, at $0.86 per share, net to the seller in cash, less any required withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the “Offer”).

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of shares to be tendered:* ________________________________________

Date: ______________________________________________________________

Signature(s): ________________________________________________________

Please type or print name(s): ____________________________________________

Please type or print address: ____________________________________________

Area code and telephone number: ________________________________________

Taxpayer Identification or Social Security Number: ____________________________

*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PLEASE NOTE THAT THIS TENDER INSTRUCTION LETTER IS TO TENDER YOUR SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE.  IF YOU WISH TO OBJECT TO THE COMPLETION OF THE OFFER, PLEASE COMPLETE THE “NOTICE OF OBJECTION” AND RETURN IT TO US.

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